                                                                     EXHIBIT 3.2

File Number 6091-092-8

                               State of Illinois
                                  Office of
                            The Secretary of State

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF AMEREN ENERGY GENERATING COMPANY INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


Now Therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 19th day of April A.D. 2000 and of the Independence of the United States the two hundred and 24th.

[SEAL OF ILLINOIS]




                                        /s/ Jesse White
                                        Secretary of State

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FORM BCA-10.30
(Rev. Jan. 1999)             ARTICLES OF AMENDMENT             File # 6091-092-8
--------------------------------------------------------------------------------
Jesse White                                                SUBMIT IN DUPLICATE
Secretary of State
Department of Business Services                           This space for use by
Springfield, IL 62756                   FILED               Secretary of State
Telephone (217)782-1832              APR 19 2000
-------------------------------                           Date 04-19-00
Remit payment in check or money      JESSE WHITE
order, payable to "Secretary of   SECRETARY OF STATE      Franchise Tax   $ 1.50
State."                                                   Filing Fee*     $25.00
The filing fee for restated                               Penalty         $
articles of amendment - $100.00                                           ------
http://www.sos.state.il.us                                Approved:       $26.50
--------------------------------------------------------------------------------

1.   CORPORATE NAME:     Ameren Energy Generating Company
                     -----------------------------------------------------------
                                                                        (Note 1)

2.   MANNER OF ADOPTION OF AMENDMENT:

          The following amendment of the Articles of Incorporation was adopted
          on   April 18,    2000  in the manner indicated below.
             --------------------
             (Month & Day) (Year)
          ("X" one box only)

     [_] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                        (Note 2)

     [_]  By a majority of the board of directors, in accordance with
          Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)

     [_]  By a majority of the board of directors, in accordance with
          Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)

     [_] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)

     [_] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
          Section 7.10;
                                                                   (Notes 4 & 5)

     [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)

3.   TEXT OF AMENDMENT:

     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

          Article I: The name of the corporation is:


--------------------------------------------------------------------------------
                                  (NEW NAME)


                All changes other than name, include on page 2
                                    (over)
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                               Text of Amendment


     b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

          Article 4 is hereby amended to read as follows.

               Paragraph 1:  Authorized Shares, Issued Shares and Consideration
                             Received:


            Par Value   Number of Shares    Number of Shares     Consideration to be
Class       per Share     Authorized     Proposed to be Issued    Received Therefor
Common         $0           10,000               2,000                 $2,000

                                                             TOTAL     $2,000

               Paragraph 2:  The preference, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

                             None

     The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment is as follows:
     (if not applicable, insert "No change")

     No change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

     Paid-in capital increased from $1,000 to $2,000

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")


                                        Before Amendment    After Amendment
             Paid-in Capital                $ 1,000            $ 2,000
                                            -------            -------

     (Complete either item 6 or 7 below. All signatures must be in BLACK INK)
                                                                   ---------

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

     Dated    April 18, 2000                  Ameren Energy Generating Company
          --------------------              ------------------------------------
          (Month & Day) (Year)                   (Exact Name of Corporation
                                                    at date of execution)

     attested by /s/ Ronald K. Evans        by /s/ G.L. Rainwater
                ---------------------       ------------------------------------
          (Signature of Secretary or             (Signature of President or
             Assistant Secretary)                       Vice President)
          Ronald K. Evans, Assistant              G.L. Rainwater, President
                 Secretary
          --------------------------        ------------------------------------
        (Type or Print Name and Title)         (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                      OR

     If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

     Dated _______________________, ______
              (Month & Day)         (Year)

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